Exhibit 99.1

VBI Vaccines Presents Update and New Data Supporting its Glioblastoma Immunotherapy Program at the ESMO Symposium on Immuno-Oncology

CAMBRIDGE, MA (November 20, 2015) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”) today presented an update and new data supporting its glioblastoma multiforme (“Glioblastoma” or “GBM”) cancer immunotherapy program at the European Society for Medical Oncology (“ESMO”) Immuno-Oncology Symposium.

During the poster presentation, Therapeutic Vaccination against Glioblastoma Multiforme Using CMV gB/pp65 eVLPs Formulated with GM-CSF, Dr. David E. Anderson, Ph.D., VBI’s Chief Scientific Officer, summarized recent milestones in VBI’s development of a therapeutic glioblastoma vaccine.

GBM Program Highlights

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Ex vivo studies demonstrate the vaccine candidate’s ability to induce desired anti-tumor immunity in peripheral blood mononuclear cells (“PBMCs”) harvested from healthy subjects and patients with GBM; GBM patient samples were provided by Columbia University’s Brain Tumor Center. The vaccine candidate stimulated both CD4+ and CD8+ T cell responses, characterized by secretion of IFN-γ and CCL3, key biomarkers associated with positive clinical outcomes.[12]

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In vivo data confirm the vaccine candidate’s ability to induce desired CD4+ and CD8+ T cell responses in mice; additional animal studies are planned to determine optimal dosing and formulation properties.

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Characterization data confirm the desired integrity and quality of the vaccine candidate; pilot (10L) scale production is now underway at a GMP-compliant facility and a pre-IND meeting is planned with the U.S. FDA in H1 2016.

To download a copy of Dr. Anderson’s poster presentation, visit: http://www.vbivaccines.com/wire/esmo-2015/

GBM Program Background

Glioblastoma is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year.3 The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and is exceptionally lethal, with median patient survival of less than sixteen months.4

1 Galon J, Costes A, Sanchez-cabo F, et al. Type, density, and location of immune cells within human colorectal tumors predict clinical outcome. Science. 2006;313(5795):1960-4.

2 Mitchell DA, Batich KA, Gunn MD, et al. Tetanus toxoid and CCL3 improve dendritic cell vaccines in mice and glioblastoma patients. Nature. 2015;519(7543):366-9.

3 Dolecek TA, Propp JM, Stroup NE, et al. (2012) CBTRUS statistical report: Primary brain and central nervous system tumors diagnosed in the United States in 2005-2009. Neuro Oncol 14(suppl 5):v1–v49.

4 Johnson DR, O’neill BP. Glioblastoma survival in the United States before and during the temozolomide era. J Neurooncol. 2012;107(2):359-64.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com                                                                                              1

Targeted immunotherapy may provide a promising adjunct or alternative to conventional GBM treatment. Immunotherapy is a fundamentally different way of treating cancer that stimulates the patient’s immune system to resume its attack on tumors. While conventional therapies are non-specific and may damage surrounding normal tissues, targeted immunotherapy may offer a highly specific and potentially long-lasting treatment approach that leverages our immune system to protect against cancer.

Developing a broadly applicable GBM immunotherapy requires the identification of antigens, used to direct the immune response, that are consistently expressed on tumor cells. A growing body of research has demonstrated that GBM tumors are susceptible to infection by cytomegalovirus (“CMV”), with over 90% of GBM tumors expressing CMV antigens.5 In addition, recent research has demonstrated that an anti-CMV dendritic cell vaccination regimen can extend overall survival in patients with glioblastoma.6 Thus, effective targeting of CMV antigens may represent an attractive strategy for a GBM immunotherapy.

VBI seeks to leverage its eVLP Platform and its expertise in anti-CMV immunity to develop a bivalent therapeutic vaccine candidate designed to direct an immune response against gB and pp65, two CMV antigens that are highly immunogenic targets during natural infection. The vaccine candidate includes granulocyte-macrophage colony-stimulating factor (“GM-CSF”), an adjuvant that mobilizes dendritic function and enhances Th1-type immunity.7

Preclinical Findings

In recently completed preclinical studies, VBI demonstrated that its vaccine candidate stimulated immune responses critical to efficacious anti-tumor immunity. In studies conducted using peripheral blood mononuclear cells (“PBMCs”), harvested from healthy subjects and patients with GBM, the vaccine candidate stimulated strong CD4+ and CD8+ T cell responses ex vivo, characterized by secretion of IFN-γ and CCL3, key biomarkers associated with positive clinical outcomes. GBM patient samples were provided by Columbia University’s Brain Tumor Center.

In a mouse study, VBI’s vaccine candidate induced desired anti-tumor immunity in vivo, expanding both CD4+ and CD8+ T cell responses. Additional mouse studies are planned to determine optimal dosing and formulation properties.

“A limitation of some past therapeutic cancer vaccines, and one reason more patients do not respond to checkpoint inhibitors, is the inherently poor immunogenicity of tumor-associated antigens derived from ’self’ tissues,” said Dr. Anderson. “While early, these preclinical findings suggest that VBI’s candidate, a bivalent vaccine comprised of highly immunogenic ’foreign’ viral tumor-associated antigens, may be able to overcome this past issue and better activate and expand GBM-specific CD4+ and CD8+ T cell responses.”

5 Mitchell DA, Xie W, Schmittling R, et al. Sensitive detection of human cytomegalovirus in tumors and peripheral blood of patients diagnosed with glioblastoma. Neuro-oncology. 2008;10(1):10-8.

6 Mitchell DA, Batich KA, Gunn MD, et al. Tetanus toxoid and CCL3 improve dendritic cell vaccines in mice and glioblastoma patients. Nature. 2015;519(7543):366-9.

7 Arellano M, Lonial S. Clinical uses of GM-CSF, a critical appraisal and update. Biologics. 2008;2(1):13-27.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com                                                                                              2

Vaccine Candidate Manufacture and Next Steps

Pilot (10L) scale production of VBI’s vaccine candidate is now underway at a GMP-compliant facility. During recent testing, VBI employed electron microscopy to confirm the integrity of the bivalent eVLPs, with positive interim results. Purity measurements are expected to meet regulatory requirements for clinical evaluation of the vaccine candidate. A pre-IND meeting is planned with the U.S. FDA in H1 2016.

To learn more about VBI’s GBM Immunotherapy Program, visit: http://www.vbivaccines.com/gbm/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can preserve vaccine potency and withstand storage or shipment at fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

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Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 794-9500

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com                                                                                              3

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com                                                                                              4